                                                                    EXHIBIT 99.1



                                 [ONEIDA LOGO]




INVESTOR RELATIONS CONTACTS:                         PRESS CONTACTS:
Gregg Denny, Vice President of Finance               David Gymburch, Corporate Public Relations
Oneida Ltd.  (315) 361-3138                          Oneida Ltd. (315) 361-3271


FOR IMMEDIATE RELEASE
---------------------


                     ONEIDA LTD. ANNOUNCES FINANCIAL RESULTS
            FOR THIRD QUARTER AND NINE MONTHS ENDED OCTOBER 30, 2004


ONEIDA, NY- December 10, 2004 - Oneida Ltd. (OTC: ONEI) today announced financial results for the third quarter and nine months ended October 30, 2004. Consolidated revenues for the third quarter were $102.2 million, compared to $117.5 million in the third quarter a year ago. This quarter's results included only one month of operations from Encore Promotions, Inc., a subsidiary that was sold on August 27, 2004. Third quarter revenues excluding Encore totaled $99.7 million, versus $109.7 million in the prior year on a comparable basis.

Oneida's third quarter operating loss, before impairment of intangible assets, restructuring and asset disposal charges, totaled $1.1 million compared to a $14.4 million loss in the third quarter of last year. The prior year's loss also included an inventory write-down of $12.5 million. Net loss for the third quarter this year was $23.8 million, or $0.57 loss per share, compared to a net loss of $74.8 million, or $4.50 loss per share the previous year. As a result of the debt-to-equity conversion completed in August 2004 as part of restructuring of the Company's existing indebtedness, average shares outstanding increased to
41.7 million shares during the quarter ended October 2004, up from 16.6 million shares during the quarter ended October 2003.

"The Company is encouraged by our modest third quarter improvement in operating results, as compared to last year's results," Oneida Chairman and Chief Executive Officer Peter J. Kallet said. "While our third quarter revenues were affected by uncertainties in the marketplace prior to the successful completion of Oneida's financial restructuring as announced in August, this was partially offset by improved efficiencies throughout our operations. We have a long way to go, yet remain optimistic that our future performance will benefit from ongoing internal improvements."

For the first nine months of the fiscal year that ends in January 2005, Oneida's net loss was $17.8 million, or $0.71 loss per share, on revenues of $314.8 million. For the same period a year ago, Oneida reported a net loss of $81.9 million, or $4.94 loss per share, on revenues of $332.3 million. Average shares outstanding were 25.1 million shares and 16.6 million shares during the nine-month periods ending October 2004 and October 2003, respectively.

In the third quarter, the Company recorded impairment of intangible assets, restructuring and asset disposal charges of $15.7 million. The largest portion of this charge is a $15.5 million goodwill impairment attributable to Oneida's U.K. operations, in accordance with Financial Accounting Standard No. 142. Net charges for the third quarter a year ago included $26.1 million attributed to five plant closings, fixed asset and goodwill impairment, and restructuring. Oneida's financial results are presented in more detail in the company's Form 10-Q report for the third quarter and nine month period ended October 30, 2004, which was filed yesterday.

"Overall, we are continuing to progress with Oneida's restructuring initiatives. The company's plan to cease operation of the Sherrill, N.Y. flatware factory in the first quarter of 2005 is on schedule, and the upcoming elimination of the factory's negative manufacturing variances will significantly lower our costs," Mr. Kallet noted. "As Oneida completes its transition to sourcing for all of our product lines, it will maximize our competitiveness and position the company for improved results."

Andrew G. Church, Oneida Senior Vice President and Chief Financial Officer, commented that "the sourcing initiative is in conjunction with other cost containment measures including various process improvements, expense reduction programs and restructuring our supply chain network." Mr. Church added, "We are moving forward utilizing several enduring strengths: the Oneida brand name, our leadership in design, our outstanding product assortment, quality and customer service. The company's focus continues to be on rationalizing our business model and maximizing shareholder value."

Oneida Ltd. is a leading source of flatware, dinnerware, crystal, glassware and metal serveware for both the consumer and foodservice industries worldwide.

Forward Looking Information

With the exception of historical data, the information contained in this Press Release, as well as those other documents incorporated by reference herein, may constitute forward-looking statements, within the meaning of the Federal securities laws, including but not limited to the Private Securities Litigation Reform Act of 1995. As such, the Company cautions readers that changes in certain factors could affect the Company's future results and could cause the Company's future consolidated results to differ materially from those expressed or implied herein. Such factors include, but are not limited to: changes in national or international political conditions; civil unrest, war or terrorist attacks; general economic conditions in the Company's own markets and related markets; availability or shortage of raw materials; difficulties or delays in the development, production and marketing of new products; financial stability of the Company's contract manufacturers and their ability to produce and deliver acceptable quality product on schedule; the impact of competitive products and pricing; certain assumptions related to consumer purchasing patterns; significant increases in interest rates or the level of the Company's indebtedness; inability of the Company to maintain sufficient levels of liquidity; failure of the Company to obtain needed waivers and/or amendments relative to its financing agreements; foreign currency fluctuations; major slowdowns in the retail, travel or entertainment industries; the loss of several of the Company's key executives, major customers or suppliers; underutilization of, or negative variances at, some or all of the Company's plants and factories; the Company's failure to achieve the savings and profit goals of any planned restructuring or reorganization programs, including the failure to close the Sherrill, N.Y. manufacturing facility on schedule and within budget; international health epidemics such as the SARS outbreak; the impact of changes in accounting standards; potential legal proceedings; changes in pension and medical benefit costs; and the amount and rate of growth of the Company's selling, general and administrative expenses.



                              - Tables to follow -

                                   ONEIDA LTD.
                     CONDENSED CONSOLIDATED INCOME STATEMENT
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)



                                                    FOR THE                                      FOR THE
                                               THREE MONTHS ENDED                           NINE MONTHS ENDED
                                      October 30, 2004      October 25, 2003      October 30, 2004      October 25, 2003
                                      ----------------      ----------------      ----------------      -----------------
Revenues:
   Net Sales                               $101.2                $117.1                $312.9                $331.3
   License fees                               1.0                   0.4                   1.9                   1.0
                                              ---                 -----                  ----                   ---
Total Revenues                              102.2                 117.5                 314.8                 332.3

Costs and Expenses:
   Cost of Sales                             75.7                  99.0                 236.2                 253.9
   Selling, Distribution &
        Administrative*                      27.6                  32.9                  94.1                  96.5
   Restructuring Charges                      0.0                  10.1                  (0.1)                 10.1
   Impairment Loss on depreciable
        assets                                0.0                  17.5                  34.0                  17.5
   Impairment Loss on intangible
        assets                               15.5                   1.3                  18.2                   1.3
   (Gain) loss on the sale of fixed
       assets                                 0.2                  (2.8)                 (4.7)                 (2.8)
                                           ------                ------                ------                ------
Total Costs and Expenses                    119.0                 158.0                 377.7                 376.5

Operating Loss                              (16.8)                (40.5)                (62.9)                (44.2)

Other Income                                  0.0                  (0.1)                (66.1)                 (0.9)
Other Expense*                                0.6                   0.6                   5.2                   1.0
Interest Expense including Amortization
   of Deferred Financing Costs                7.2                   4.0                  14.9                  11.9
                                           ------                ------                ------                ------
Loss before Income Taxes                    (24.6)                (45.0)                (16.9)                (56.2)
Income Tax Expense (Benefit)                 (0.8)                 29.8                   0.9                  25.7
                                           ------                ------                ------                ------
Net Loss                                   $(23.8)               $(74.8)               $(17.8)               $(81.9)
                                           ======                ======                ======                ======

Net Loss per Share:
     Basic                                 $(0.57)               $(4.50)               $(0.71)               $(4.94)
     Diluted                               $(0.57)               $(4.50)               $(0.71)               $(4.94)

Weighted Average Shares Outstanding:
     Basic                                 41,656                16,631                25,056                16,588
     Diluted                               41,656                16,631                25,056                16,588



* Includes $1.7 million and $5.0 million in restructuring-related professional fees for the three and nine month periods ending October 30, 2004, respectively.

                                   ONEIDA LTD.
                             CONDENSED BALANCE SHEET
                              (MILLIONS OF DOLLARS)
                                   (UNAUDITED)

ASSETS                                              October 30, 2004                         January 31, 2004
------                                              ----------------                         ----------------
Cash                                                     $ 2.8                                      $  9.9
Accounts & Notes Receivable - Net                         64.1                                        60.3
Inventory                                                124.5                                       139.4
Other Current Assets                                       4.7                                         5.4
                                                        ------                                      ------
       Total Current Assets                              196.1                                       215.0

Property, Plant & Equipment - Net                         31.2                                        73.7
Goodwill                                                 120.9                                       136.1
Other Assets (including assets held for sale)             18.1                                        16.7
                                                        ------                                      ------

       Total Assets                                     $366.3                                      $441.5
                                                        ======                                      ======

LIABILITIES
Short-Term Debt                                         $  8.9                                      $  7.6
Accounts Payable & Accrued Liabilities                    51.3                                        66.6
Accrued Restructuring                                      0.9                                         7.4
Current Portion of Long-Term Debt                          1.8                                       223.2
                                                        ------                                      ------
       Total Current Liabilities                          62.9                                       304.8

Long-Term Debt                                           215.5                                      ------
Accrued Pension & Postretirement Liability                38.8                                        87.2
Other Liabilities                                         21.9                                        26.9
Shareholders' Equity                                      27.2                                        22.6
                                                        ------                                      ------

       Total Liabilities & Equity                       $366.3                                      $441.5
                                                        ======                                      ======


                          CONDENSED CASH FLOW STATEMENT
                       NINE MONTHS ENDED OCTOBER 2004/2003
                              (MILLIONS OF DOLLARS)
                                   (UNAUDITED)


                                                      Period ended                                Period ended
                                                    October 30, 2004                            October 25, 2003
                                                    ----------------                            ----------------

Net Loss                                              $  (17.8)                                    $ (81.9)
Add: Depreciation                                          7.0                                        11.1
Asset Impairments                                         52.2                                        18.8
Accrued Restructuring                                     (6.5)                                       10.1
Inventory Writedowns                                       9.6                                        12.5
Pension Plan Amendment                                     2.6                                         0.0
Post Retirement Health Care Plan Amendment               (61.9)                                        0.0
Net Working Capital Charges                              (23.2)                                        6.0
Capital expenditures                                      (3.4)                                       (4.3)
Proceeds from Sale of Assets                              13.6                                         4.5
Issuance of Common Stock                                   0.1                                         0.3
Proceeds from debt - net                                  25.4                                         9.3
Dividends paid                                             0.0                                        (0.4)
Other - net*                                              (4.8)                                       22.9
                                                       -------                                      ------

Increase (Decrease) in Cash                            $  (7.1)                                      $ 8.9
                                                       =======                                      ======




* Other includes deferred income taxes of $24.6 for the period ending October 25, 2003.